As filed with the Securities and Exchange Commission on October 23, 2017

Registration No. 333-220009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Rapid Finance Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5th Floor, Building D, BenQ Plaza

207 Songhong Road

Changning District, Shanghai 200335

People’s Republic of China

+86-21-6032-5999

(Address and telephone number of Registrant’s principal executive offices)

2016 Equity Incentive Plan

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(800) 927-9801

(Name, address and telephone number of agent for service)

Copies to:

Junqing (Kerry) Shen Chief Financial Officer 5th Floor, Building D, BenQ Plaza 207 Songhong Road Changning District, Shanghai 200335 People’s Republic of China +86-21-6032-5999	Alan Seem, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 687-4190

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to the Registration Statement on Form S-8, which was filed by China Rapid Finance Limited (the “Company”) with the Securities and Exchange Commission on August 17, 2017 (the “Original Filing”), is being filed solely to change the filing status of the Company from a “Smaller reporting company” to a “Non-accelerated filer” and tick the box to indicate that the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. The filing status of the Company on the cover page of the Original Filing after such changes would read as follows. All other items in the Original Filing remain unchanged.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on October 23, 2017.

China Rapid Finance Limited

By:	/s/ Dr. Zhengyu (Zane) Wang
Name:	Dr. Zhengyu (Zane) Wang
Title:	Chief Executive Officer, Chairman and Executive Director

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 has been signed below by the following persons in the indicated capacities on October 23, 2017.

Signature	Title	Date

/s/ Dr. Zhengyu (Zane) Wang Name: Dr. Zhengyu (Zane) Wang	Chairman and Chief Executive Officer (principal executive officer)	October 23, 2017

/s/ Junqing (Kerry) Shen Name: Junqing (Kerry) Shen	Chief Financial Officer (principal financial and accounting officer)	October 23, 2017

/s/ *	Independent non-Executive Director	October 23, 2017
Name: Douglas L. Brown

/s/ *	Independent non-Executive Director	October 23, 2017
Name: Andrew Mason

/s/ *	Independent non-Executive Director	October 23, 2017
Name: Christopher Thorne

/s/ *	Independent non-Executive Director	October 23, 2017
Name: Russell Krauss

/s/ *	Independent non-Executive Director	October 23, 2017
Name: Joe Zhang

* By:	/s/ Junqing (Kerry) Shen
Junqing (Kerry) Shen, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Rapid Finance Limited, has signed this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 on October 23, 2017.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi, on behalf of Puglisi & Associates
Title:	Managing Director